                      JAMES RIVER MANAGEMENT COMPANY, INC.

                           EMPLOYMENT AND ARBITRATION
                                    AGREEMENT

     THIS AGREEMENT dated and effective as of November 2, 2002, between James
River Management Company, Inc., a Delaware corporation (the "Company") and
Michael P. Kehoe ("Executive").

                                   WITNESSETH:

     WHEREAS, the Company is in the business of underwriting insurance in the excess and surplus lines market;

     WHEREAS, in order to develop and grow its business, the Company has offered to employ the Executive as President and CEO effective as of November 2, 2002
("Effective Date") and the Executive has agreed to be so employed; and

     WHEREAS, the parties desire to set forth the terms of such employment in this Employment and Arbitration Agreement ("Agreement");

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows.

     1. EMPLOYMENT AND TERM. The Company hereby employs Executive as President and CEO, and Executive hereby accepts such employment on the terms set forth in this Agreement. The term of this Agreement shall commence as of the Effective
Date and shall continue until the third anniversary of the Effective Date. The term of this Agreement shall thereafter be automatically be renewed for additional three (3) year periods unless written notice to the contrary shall be given by either party to the other not less than one hundred eighty (180) days prior to the end of the initial or any renewal term that the term shall not thereafter be renewed. The initial term plus any renewals thereof shall hereafter be referred to as the "Term."

     2. COMPENSATION AND BENEFITS. Executive shall be paid, as a "Base Salary,"
not less than Two Hundred Thousand Dollars ($200,000.00) per year, payable in periodic installments in accordance with the Company's regular payroll practices. Executive shall be eligible to receive such discretionary bonuses as the Board of Directors of the Company ("Board"), in its discretion, may determine. Within one hundred eighty (180) days after the close of each fiscal year of the Company during the Term, the Board shall review Executive's performance during such fiscal year and decide whether to increase Executive's base salary and award any discretionary bonus to Executive. Executive shall also be entitled, during the Term to participate in all retirement, disability, pension, savings, health, medical, dental, insurance and other fringe benefits or plans of the

Company generally available to executive employees including specifically the following at the Company's expense:

          (a) six (6) weeks of paid vacation per annum (not subject to rollover);

          (b) coverage under the Company's current health care insurance plans, including coverage for Executive's dependents, on the same terms and conditions, including any required payment of premiums or other costs by Executive, as are applicable to other executive employees; and,

          (c) coverage under the Company's group term life and accidental death and dismemberment and long term disability coverage, all on the same terms and conditions, including any required payment of premiums or other costs by
Executive, as are applicable to other executive employees.

     3. DUTIES. Executive shall perform all duties and responsibilities normally associated with the position of President and CEO, and such other reasonable duties as may be assigned to him by the Company. Executive will devote his entire working time, attention and energies to carry out and fulfill his duties and responsibilities under this Agreement. Executive shall not engage in any employment or consulting for any business entity other than the Company without permission.

     4. CONFIDENTIAL INFORMATION. Executive will not at any time during the term of this Agreement or thereafter reveal, divulge or make known to any person, firm or corporation or use for his personal benefit or the benefit of others
(except the Company), directly or indirectly, any Confidential Information received or developed by him during the course of his employment. For the purposes of this Agreement, "Confidential Information" shall be defined to mean to all confidential and proprietary information and trade secrets of the Company and any of its parent, holding, sister, subsidiary or other affiliated companies for which Executive had managerial responsibility (hereinafter referred to collectively as "Affiliates"), which is not known or generally available to the general public or within the industry. Such Confidential Information includes, but is not limited to, (1) all historical and pro forma projections of loss ratios incurred by the Company or its Affiliates, (2) all historical and pro forma actuarial data relating to the Company or its Affiliates, (3) historical and pro forma financial results, revenue statements, and projections for the
Company or its Affiliates, (4) all information relating to the Company's or its
Affiliates' systems and software (other than the portion thereof provided by the vendor to all purchasers of such systems and software), (5) all information relating to the Company's or its Affiliates unique underwriting approaches, (6)
all information relating to plans for acquisitions of any business entities or blocks of business, (7) non-public business plans, (8) non-public information and lists relating to the Company's or its Affiliates' business relationships with customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities necessary to the sale or marketing of the Company's or Affiliates' policies, products, or services; and (9) all other information relating to the financial, business or other affairs of the Company or its Affiliates.

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     5. COVENANTS OF NON-COMPETITION AND NON-SOLICITATION. Executive
acknowledges and agrees that as the Company's President and CEO he is responsible for and directly involved in developing goodwill and business relationships for the benefit of the Company, he is responsible for the operation and development of the Company's business in each and every location in the United States where the Company engages in business or which has been targeted by the Company, he has knowledge of the Company's most proprietary and valuable Confidential Information, and has been and will be compensated for the development, and supervising the development, of the same, and that he has unique insight into and knowledge of the skills, talents and capabilities of the
Company's key employees. Executive further acknowledges and agrees that the restrictions contained in Sections 4 and 5 are reasonable and necessary to protect the legitimate business interests of the Company,-in view of, among other things, the short duration of the restrictions, the narrow scope of the restrictions, and the Company's interests in protecting its goodwill, valuable
Confidential Information, trade secrets, and its business relationships with customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities necessary to the sale or marketing of the Company's or its Affiliates' policies, products, or services. Executive agrees that his background and capabilities will allow him to seek and accept employment acceptable to him without violation of the restrictions contained in this Agreement. Executive also acknowledges and agrees that at the inception of his employment with the Company it was agreed that he would be bound by non-competition and non-solicitation restrictions, that such restrictions were a condition of employment, and that this Agreement memorializes those restrictions. Executive further acknowledges and agrees that his employment with the Company constitutes sufficient consideration for his agreement to the non-competition and non-solicitation restrictions set forth in this Agreement.

          (a) Executive covenants and agrees that during his employment by the
Company, and for the period of one (1) year after his employment with the
Company ceases for any reason (the "Restricted Period"), that

               (1) he will not engage in, assist any other person or entity to engage in, have an ownership interest in, or be employed by any Competitive
Business in the Territory (as those terms are defined herein);

               (2) he will not perform or provide any services for or on behalf of any competitor of the Company that are the same or similar in character to the services performed or provided by Executive in the two year period preceding
Executive's termination of employment with the Company;

               (3) he will not, either individually or through any other person or entity, induce, advise, request, or solicit any customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities necessary to the sale or marketing of the Company's or Affiliates' policies, products, or services, to take any action detrimental to the business relationships between the Company and that individual or entity. This restriction shall apply only to

                                        3

those customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities necessary to the sale or marketing of the Company's or Affiliates' policies, products, or services with whom the Company had a business relationship in the two-year period preceding Executive's termination of employment with the
Company;

               (4) he will not, either individually or through any other person or entity, induce, advise, request, or solicit any Key Employees (as defined below) to either leave the Company or to engage in a Competitive Business.

          (b) For purposes of this Agreement, the following terms shall have the meanings set forth below:

               (1) "Competitive Business" shall mean the business of
underwriting insurance in the excess and surplus lines market; any other material business that the Company or any of its Affiliates is engaged in as of the date of this Agreement and as the business of the Company and its Affiliates evolves during the Executive's employment; and any business of the Company and its Affiliates which Executive managed, controlled, or developed during the two year period preceding Executive's termination of employment with the Company.

               (2) "Territory" shall mean

                    (i) each and every state or other geographical subdivision where the Company is licensed or authorized to do business, or where the Company is in the process of seeking to be licensed or authorized to do business at the time of Executive's termination of employment;

                    (ii) each and every county in which the Company maintained an office or had business relationships with customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities
               necessary to the sale or marketing of the Company's or
               Affiliates' policies, products, or services during the two year period preceding Executive's termination of employment with the
               Company;

                    (iii) each and every county which was assigned to
               Executive's management or control during the two year period preceding Executive's termination of employment with the Company;

                    (iv) each and every county in which Executive conducted,
               managed, controlled, or developed Company business during the two year period preceding Executive's termination of employment

                                        4

               with the Company, whether or not such location was formally assigned to Executive.

               (3) "Key Employees" shall mean any officer, executive,
managerial, sales, marketing, underwriting, claims, finance, actuarial, or supervisory employee of the Company or its Affiliates under Executive's management authority during the two year period preceding Executive's termination of employment with the Company.

          (c) The restrictions contained in this Section shall not prevent the purchase of ownership by Executive of not more than three percent (3%) of the securities of any class of any corporation, whether or not such corporation is engaged in any Competitive Business, which are publicly traded on any securities exchange or any "over the counter" market.

     6. TERMINATION. Executive's employment hereunder shall terminate under the following circumstances:

          (a) Termination for Cause. The Company may terminate the employment of
Executive for cause at any time upon written notice to Executive specifying the cause of the termination. For the purposes of this Section, "for cause" shall include only discharge resulting from a determination by the Company that: (i)
Executive has willfully violated Section 4 or 5 of this Agreement; (ii)
Executive has grossly neglected his duties hereunder; (iii) Executive has been convicted of a felony or a crime involving moral turpitude (meaning a crime that includes the commission of an act of depravity, dishonesty or bad morals); or
(iv) Executive has committed an act of dishonesty, fraud or embezzlement against the Company.

          In the event that the Company provides written notice of termination for cause, Executive shall first be entitled to cure any violation of Section 4 or 5 of this Agreement or any alleged neglect of his duties within thirty (30)
days of receiving written notice from the Company specifying in detail the factual basis for its belief that Executive willfully violated Section 4 or 5 of this Agreement or grossly neglected his duties hereunder. Following expiration of the opportunity to cure, the Company will provide Executive with the opportunity to meet with the Board of Directors to address the allegations and may be represented by counsel at this meeting. Following the completion of
Executive's presentation, the Board of Directors will take another vote concerning termination and promptly notify Executive of its decision. If
Executive is terminated for cause, Executive's salary and right to receive fringe benefits shall terminate on the date of the final vote by the Board of
Directors to terminate Executive.

          (b) Termination for Performance. The Company expects Executive to deliver financial results for the Company that are equal to or greater than its peers. The Company may at its discretion terminate Executive for performance if the Company's operating results as measured by either revenue or earning, are fifty percent (50%) or less than the Company's approved budget targets.

                                        5

          (c) Expiration or Termination Without Cause. The Company may terminate this Agreement at any time without cause or may elect to have the Term of this agreement expire.

          (d) Termination by Executive; Resignation.

               (1) Executive may, at his option, terminate this Agreement for
Good Reason. "Good Reason" shall mean the occurrence of any one or more of the following events:

                    (i) The assignment to the Executive of any duties
               inconsistent in any material adverse respect with his position, authority or responsibilities, or any other material adverse change in such position, including titles, authority, or
               responsibilities;

                    (ii) The failure by the Company to continue to provide the
               Executive with substantially similar perquisites or benefits under the Company's benefit programs; provided, that any
               amendment, modification or discontinuation of any plans or benefits that generally affect substantially all domestic
               salaried employees of the Company shall not be deemed to
               constitute Good Reason;

                    (iii) The Company's requiring the Executive to be based at any office or location more than 35 miles from the location at which he performs his services as of the Effective Date; or

                    (iv) Any breach by the Company of any of the provisions of this Agreement or any failure by the Company to catty out any of its obligations hereunder, in either case, for a period of thirty
               (30) days after receipt of written notice from the Executive and the failure by the Company to cure such breach or failure during such thirty (30) day period.

               (2) At any time upon sixty (60) days notice to the Company, the
Executive may resign his employment. However, nothing in this paragraph shall be construed to alter or affect the Executive's obligations or the time period set forth in Paragraph 1 with respect to renewal of the Term of this Agreement.

          (e) Termination due to Disability. The Company may terminate
Executive's employment if he is prevented from performing his responsibilities under this Agreement due to Disability. For the purposes of this paragraph,
"Disability" is defined as Executive's inability to perform his duties by reason of any incapacity, physical or mental, for a period of more than ninety (90)
days, whether or not consecutive, during any twelve (12) month period.

                                        6

     7. COMPENSATION AND BENEFITS UPON TERMINATION.

          (a) In the event that the Company terminates this Agreement without cause or elects to have the Term of this Agreement expire, or if Executive terminates this Agreement for Good Reason, Executive is entitled to receive:

               (1) severance Pay in an amount equal to Executive's base salary for a period of eighteen (18) months after the Termination Date which shall be paid in accordance with the terms of Section 2 hereof;

               (2) the continuation at the Company's expense of coverage under all plans, insurance policies and other fringe benefits described in Section 2 hereof, for a period of eighteen (18) months after the Termination Date;

               (3) any discretionary bonus to which Executive is entitled on the
Executive's last day of employment; and

               (4) any unused vacation and any non reimbursed reasonable
business expenses.

          (b) If Executive is terminated for cause, or due to disability, or the
Executive resigns without Good Cause or elects to have the Term of this
Agreement expire, the Company shall have no further obligations to Executive, except as provided in any stock option or other bonus or incentive plan to which
Executive is entitled, and Executive shall have no further rights hereunder.

          (c) If Executive is terminated for business performance, Executive is entitled to receive:

               (1) severance pay in an amount equal to Executive's base salary for twelve (12) months after the Termination Date which shall be paid in accordance with the terms of Section 2 hereof;

               (2) the continuation at the Company's expense of coverage under all plans, insurance policies and other fringe benefits described in Section 2 hereof, for a period of twelve (12) months after the termination date;

               (3) any discretionary bonus to which Executive is entitled on the
Executive's last day of employment; and

               (4) any unused vacation and any non reimbursed reasonable
business expenses.

          (d) The payment of severance pay is expressly conditioned upon
Executive's execution of a Severance and Release Agreement by which Executive releases any and all legal claims Executive may have against the Company arising out of

                                        7

or relating to employment with the Company. All compensation and benefits made pursuant to this Section shall cease if Executive violates any of the terms of
Sections 4 or 5 during the-twelve (12) months following his last day of employment. In addition to this remedy, the Company shall have all other remedies provided by this Agreement and by law for the breach of Section 4 or
Section 5 hereof.

     8. UNIQUENESS OF SERVICES, REMEDIES. Executive acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character, involve access to and development of valuable Confidential, Information and trade secrets, and involve developing and protecting the Company's goodwill and business relationships with customers, insurance agents, insurance agencies, wholesale brokers, wholesale agents, managing general agents, or other individuals or entities necessary to the sale or marketing of the Company's or Affiliates' policies, products, or services.
Executive acknowledges and agrees that it would be difficult or impossible to replace such unique services, and that the breach of any provision of this
Agreement might cause the Company irreparable injury and damage, and consequently the Company shall be entitled, in addition to all other remedies available to it, to injunctive and equitable relief issued by a tribunal of competent jurisdiction to prevent a breach of this Agreement, or any part of it, and to secure the enforcement of this Agreement, without restricting the Company from other legal and equitable remedies. The parties agree that, in addition to any equitable relief or compensatory damages, the tribunal may award reasonable attorneys' fees to the party that brings an action to enforce the terms of this
Agreement if that party prevails in the enforcement action.

     9. WARRANTIES. Executive represents to the Company, which is relying on this representation, that he is free to enter into this Agreement, and that
Executive is not under any restrictions from a former employer or business which would preclude Executive from making this Agreement or which would in any way interfere with or be inconsistent with Executive's obligations to the Company under this Agreement. Executive understands that the Company does not want
Executive to disclose to the Company any confidential information that Executive may have obtained from a former employer, although Executive is free to use his general knowledge and past experience in the performance of Executive's obligations under this Agreement. If any restrictions exist, Executive will discuss such restrictions with the Company and provide all relevant documents and other information related to these restrictions to the Company.

     10. NOTICES. Any notices provided for or permitted by this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or three (3) days after it is deposited in a United States Postal
Depository, postage prepaid, registered or certified mail, return receipt requested, addressed to the party at the address set forth below, or to such address as a party may designate upon notice in writing:

     To Executive:
                   ------------------------------------
                   7130 Glen Forest Drive
                   Suite 210
                   Richmond VA 23226-3754

                                        8

     To Company: James River Management Company, Inc.
                 1414 Raleigh Road, Suite 1414
                 Chapel Hill, NC 27517

     11. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the entire agreement and understanding between Executive and the Company, and this
Agreement shall supersede any all other prior agreements and understandings, whether oral or written, relating to the employment of Executive by the Company.
This Agreement may not be rescinded, modified or amended except by an instrument in writing signed both parties.

     12. PARTIAL INVALIDITY. The parties intend and agree that if any clause, sentence, provision, section, or paragraph of this Agreement shall be held to be invalid or unenforceable for any reason by a tribunal of competent jurisdiction, the remaining clauses, sentences, provisions, sections or paragraphs shall continue to be valid and enforceable. If a tribunal of competent jurisdiction finds that any part of this Agreement is invalid or unenforceable, but that by limiting such part it would become valid and enforceable, then both Executive and the Company intend, agree, and request that such provision be deemed to be written, intended, construed, and enforced as so limited.

     13. GOVERNING LAW. This Agreement shall be construed and administered in accordance with the laws of the State of North Carolina, without regard to the principles of conflicts of law which might otherwise apply.

     14. ASSIGNABILITY. This Agreement may not be assigned by Executive, and all its terms and conditions shall be binding upon and inure to the benefit of the
Company and its successors. Successors to the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company whether by merger, consolidation, purchase or otherwise and such successor shall thereafter be deemed the "Company" for purposes hereof.

     15. AGREEMENT TO ARBITRATE DISPUTES.

          (a) Arbitration. In the event of disputes between the parties arising from or related to Executive's employment and/or the terms and conditions of this Agreement, the parties intend and agree that such disputes shall be resolved by and through an arbitration proceeding to be conducted under the rules and auspices of the American Arbitration Association (or any like organization successor thereto); provided, however, that either party may seek temporary, preliminary and or permanent injunctive relief with respect to appropriate matters (including without limitation enforcement of Sections 4 and
5 of this Agreement) in a court of competent jurisdiction without resort to arbitration. Such arbitration proceeding shall be conducted pursuant to the commercial arbitration rules (formal or informal) of the American Arbitration
Association as then in effect and in as expedited a manner as is then permitted by such rules (the "Arbitration"). Both the foregoing agreement of the parties to arbitrate any and all such claims, and the results, determination, finding, judgment and/or award rendered through such Arbitration,

                                        9

shall be final and binding on the parties hereto and may be specifically confirmed and enforced by legal proceedings in a court of competent jurisdiction.

          (b) Procedure. Such Arbitration may be initiated by written notice from either party to the other which shall be a compulsory and binding proceeding on each party. The Arbitration shall be conducted by an arbitrator selected in accordance with the procedures of the American Arbitration
Association. Time is of the essence of this arbitration procedure, and the arbitrator shall be instructed and required to render his or her decision within thirty (30) days following completion of the Arbitration.

          (c) Venue and Jurisdiction. Any arbitration under this Agreement shall be conducted in Richmond, Virginia. Any legal action to compel arbitration hereunder or otherwise relating to this Agreement shall be brought exclusively in a state court or federal court of competent jurisdiction located in the
Richmond, Virginia.

          (d) Waiver of Jury Trial. IN THE EVENT OF ANY LITIGATION WITH RESPECT
TO ANY MATTER CONNECTED WITH THIS AGREEMENT OR THE AGREEMENTS OR TRANSACTIONS
CONTEMPLATED HEREUNDER ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS TO A TRIAL BY
JURY.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

          THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE
ENFORCED BY THE PARTIES.

                                            JAMES RIVER MANAGEMENT COMPANY, INC.

                                      By:   /s/ Adam J. Ambram
                                            ------------------------------------

                                            /s/ Michael P. Kehoe
                                            ------------------------------------
                                            Michael P. Kehoe 7-21-03

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